EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                               September 17, 2013



Advisors Disciplined Trust 1082
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisors Disciplined Trust 1082
  Utilities Portfolio, Series 2013-2 - A Hartford Investment Management Company
                               ("HIMCO") Portfolio
  -----------------------------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-189331 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President